Exhibit 99.1

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. §1350, we, the undersigned Chief Executive Officer  and Chief Financial Officer respectively, of Community First Bankshares, Inc. (the “Company”), hereby certify that the Quarterly Report on Form 10-Q of the Company for the quarterly period ended March 31, 2003 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 9, 2003	/s/	Mark A. Anderson
Mark A. Anderson
President and Chief Executive Officer

Date: May 9, 2003	/s/	Craig A. Weiss
Craig A. Weiss
Executive Vice President and Chief Financial Officer